Exhibit 99.1

Contacts:	For news media – George C. Lewis, 610-774-5997
For financial analysts – Joseph P. Bergstein, 610-774-5609

PPL Corporation Reports Second-Quarter Earnings

•	Second-quarter reported and ongoing earnings increase over prior year
•	PPL reaffirms 2012 earnings forecast

ALLENTOWN, Pa. (Aug. 8, 2012) ― PPL Corporation (NYSE: PPL) on Wednesday (8/8) announced second-quarter 2012 reported earnings of $271 million, or $0.46 per share, up from $196 million, or $0.35 per share, a year ago.

For the first six months of 2012, PPL’s reported earnings were $812 million, or $1.39 per share, compared with $597 million, or $1.14 per share, in the first six months of 2011.

Excluding special items, PPL’s earnings from ongoing operations for the quarter were $298 million, or $0.51 per share, compared with $253 million, or $0.45 per share, a year ago. Earnings from ongoing operations for the first half of the year were $707 million, or $1.21 per share, compared with $660 million, or $1.26 per share, for the first half of 2011.

PPL’s second-quarter earnings from ongoing operations reflect dilution of $0.02 per share, and year-to-date earnings reflect dilution of $0.13 per share, primarily the result of issuing common stock in April 2011 to finance the substantial expansion of PPL’s regulated utility operations in the United Kingdom.

“The combination of strong U.K. earnings, as well as the ability of our Supply segment to effectively manage unplanned outage challenges at our Susquehanna nuclear power plant, puts us solidly on course to achieve our 2012 earnings forecast,” said William H. Spence, PPL’s chairman, president and chief executive officer.

PPL reaffirmed its 2012 forecast of $2.15 to $2.45 per share in earnings from ongoing operations. Its 2012 forecast of reported earnings is $2.33 to $2.63 per share, reflecting special items recorded through the second quarter of 2012.

Second-Quarter 2012 Earnings Details

PPL’s reported earnings for the second quarter of 2012 included net special item charges of $0.05 per share, consisting primarily of energy-related economic activity, partially offset by a credit for foreign currency-related economic hedges.

Reported earnings are calculated in accordance with U.S. generally accepted accounting principles (GAAP). Earnings from ongoing operations is a non-GAAP financial measure that is adjusted for special items. Special items include the impact of adjusted energy-related economic activity (principally changes in fair value of economic hedges and the ineffective portion of qualifying cash flow hedges), acquisition-related adjustments, as well as other impacts fully detailed at the end of this news release.

(Dollars in millions, except for per share amounts)
	2nd Quarter	2nd Quarter
	2012	2011	% Change
Reported Earnings	$271	$196	+38%
Reported Earnings Per Share	$0.46	$0.35	+31%
Earnings from Ongoing Operations	$298	$253	+18%
Per Share Earnings from Ongoing Operations	$0.51	$0.45	+13%

(See the tables at the end of the news release for details as to the reconciliation of earnings from ongoing operations to reported earnings.)

Second-Quarter and First Half 2012 Earnings by Business Segment

The following chart shows PPL’s earnings by business segment for the second quarter and first six months of 2012, compared with the same period of 2011.

	2nd Quarter		Year to Date
Per share	2012	2011	2012	2011

Earnings from ongoing operations
Kentucky Regulated	$0.07	$0.06	$0.13	$0.20
U.K. Regulated	0.31	0.21	0.62	0.37
Pennsylvania Regulated	0.05	0.06	0.11	0.17
Supply	0.08	0.12	0.35	0.52
Total	$0.51	$0.45	$1.21	$1.26

Special items
Kentucky Regulated	$(0.01)	$-	$-	$-
U.K. Regulated	0.02	(0.14)	-	(0.19)
Pennsylvania Regulated	-	-	-	-
Supply	(0.06)	0.04	0.18	0.07
Total	$(0.05)	$(0.10)	$0.18	$(0.12)

Reported earnings
Kentucky Regulated	$0.06	$0.06	$0.13	$0.20
U.K. Regulated	0.33	0.07	0.62	0.18
Pennsylvania Regulated	0.05	0.06	0.11	0.17
Supply	0.02	0.16	0.53	0.59
Total	$0.46	$0.35	$1.39	$1.14

(For more details and a breakout of special items by segment, see the reconciliation tables at the end of this news release.)

Key Factors Impacting Business Segment Earnings from Ongoing Operations

Kentucky Regulated Segment
PPL’s Kentucky regulated segment primarily consists of the regulated electricity and natural gas operations of Louisville Gas and Electric Company and Kentucky Utilities Company.

Segment earnings from ongoing operations in the second quarter of 2012 increased by $0.01 per share compared with a year ago. This increase was primarily due to higher retail volumes as a result of increases in production levels by some of its larger industrial customers and warmer weather compared with a year ago.

Segment earnings from ongoing operations decreased during the first six months of 2012 by $0.07 per share compared with a year ago. This decrease was primarily due to lower retail volumes as a result of mild weather during the first four months, higher operation and maintenance expense, and dilution of $0.01 per share.

U.K. Regulated Segment
PPL’s U.K. regulated segment primarily consists of the regulated electricity delivery operations of Western Power Distribution, serving Southwest and Central England and South Wales.

Segment earnings from ongoing operations in the second quarter of 2012 rose by $0.10 per share compared with a year ago. This increase was primarily due to the additional month of operating results from WPD’s Midlands businesses, and higher delivery revenues at WPD Southwest and South Wales, lower financing costs, and lower income taxes that were partially offset by higher operation and maintenance expense. These net positive results were partially offset by higher U.S. income taxes, a less favorable currency exchange rate and dilution of $0.01 per share.

Segment earnings from ongoing operations increased during the first six months of 2012 by $0.25 per share compared with a year ago. This increase primarily resulted from six months of WPD Midlands results in 2012 compared with two months in the first half of 2011, other factors that drove second-quarter 2012 results and dilution of $0.07 per share.

Pennsylvania Regulated Segment
PPL’s Pennsylvania regulated segment consists of the regulated electricity delivery operations of PPL Electric Utilities.

Segment earnings from ongoing operations in the second quarter of 2012 declined by $0.01 per share compared with a year ago. This decline was primarily due to higher operation and maintenance expense.

Segment earnings from ongoing operations decreased during the first six months of 2012 by $0.06 per share compared with a year ago. This decrease was primarily due to lower delivery margins as a result of mild weather compared with a year ago, higher operation and maintenance expense, higher depreciation, and dilution of $0.01 per share.

Supply Segment
PPL’s supply segment consists primarily of the competitive domestic electricity generation and energy marketing operations of PPL Energy Supply.

Segment earnings from ongoing operations in the second quarter of 2012 declined by $0.04 per share compared with a year ago. This decline was primarily due to lower Western energy margins as a result of termination of the Southern Montana Electric Generation and Transmission Cooperative (SMGT) contract in connection with that wholesale customer’s bankruptcy, higher operation and maintenance expense primarily at the Susquehanna nuclear power plant, higher depreciation, and dilution of $0.01 per share. This decline was partially offset by higher Eastern energy margins as a result of higher nuclear generation volumes, partially offset by lower baseload energy and capacity prices.

Segment earnings from ongoing operations decreased during the first six months of 2012 by $0.17 per share compared with a year ago. This decrease was primarily due to lower Eastern energy margins as a result of lower baseload energy and capacity prices and lower margins on intermediate and peaking units, which were partially offset by higher nuclear generation volumes. Also contributing to the decline were lower Western energy margins as a result of the SMGT contract termination, higher operation and maintenance expense primarily at the Susquehanna nuclear power plant, higher depreciation, and dilution of $0.04 per share.

2012 Earnings from Ongoing Operations Forecast by Business Segment

Earnings	2012 (Forecast)	2011 (Actual)
(per share)	midpoint

Kentucky Regulated	$0.33	$0.40
U.K. Regulated	1.07	0.87
Pennsylvania Regulated	0.20	0.31
Supply	0.70	1.15
Total	$2.30	$2.73

PPL expects lower earnings in 2012 compared with 2011, primarily due to lower energy margins in the supply segment, partially offset by a full year of earnings from the Midlands businesses in the U.K. These projected earnings reflect dilution of $0.13 per share.

Kentucky Regulated Segment
PPL projects lower segment earnings in 2012 compared with 2011, primarily driven by higher operation and maintenance expense, which is expected to be partially offset by higher margins. Dilution is expected to be $0.02 per share.

U.K. Regulated Segment
PPL projects higher segment earnings in 2012 compared with 2011, primarily driven by four additional months of earnings from the Midlands businesses and higher electricity delivery revenue. Partially offsetting these positive earnings drivers are higher income taxes, higher operation and maintenance expense, higher depreciation, higher financing costs and a less favorable currency exchange rate. Dilution is expected to be $0.06 per share.

Pennsylvania Regulated Segment
PPL expects lower segment earnings in 2012 compared with 2011, primarily driven by higher operation and maintenance expense, higher depreciation and lower distribution revenue, which are expected to be partially offset by higher transmission revenue, lower financing costs, and lower income taxes. Dilution is expected to be $0.01 per share.

Supply Segment
PPL expects lower segment earnings in 2012 compared with 2011, primarily driven by lower energy margins as a result of lower energy and capacity prices, higher fuel costs, higher operation and maintenance expense, and higher depreciation. Dilution is expected to be $0.04 per share.

PPL Corporation, headquartered in Allentown, Pa., through its affiliated companies, owns or controls about 19,000 megawatts of generating capacity in the United States, sells energy in key U.S. markets, and delivers electricity and natural gas to about 10 million customers in the United States and the United Kingdom. More information is available at www.pplweb.com.

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(Note: All references to earnings per share in the text and tables of this news release are stated in terms of diluted earnings per share.)

Conference Call and Webcast

PPL invites interested parties to listen to a live Internet webcast of management’s teleconference with financial analysts about second-quarter 2012 financial results at 9 a.m. EDT Wednesday, Aug. 8. The meeting is available online live, in audio format, along with slides of the presentation, on PPL’s website: www.pplweb.com. The webcast will be available for replay on the PPL website for 30 days. Interested individuals also can access the live conference call via telephone at 702-696-4769 (ID# 15183118).

“Earnings from ongoing operations,” also referred to as “ongoing earnings,” should not be considered as an alternative to reported earnings, or net income attributable to PPL, which is an indicator of operating performance determined in accordance with generally accepted accounting principles (GAAP). PPL believes that “earnings from ongoing operations,” although a non-GAAP financial measure, is also useful and meaningful to investors because it provides management’s view of PPL’s fundamental earnings performance as another criterion in making investment decisions. PPL’s management also uses “earnings from ongoing operations” in measuring certain corporate performance goals. Other companies may use different measures to present financial performance.

“Earnings from ongoing operations” is adjusted for the impact of special items. Special items include:
•	Adjusted energy-related economic activity (as discussed below).
•	Foreign currency-related economic hedges.
•	Gains and losses on sales of assets not in the ordinary course of business.
•	Impairment charges (including impairments of securities in the company’s nuclear decommissioning trust funds).
•	Workforce reduction and other restructuring impacts.
•	Acquisition-related adjustments.
•	Other charges or credits that are, in management’s view, not reflective of the company’s ongoing operations.

Adjusted energy-related economic activity includes the changes in fair value of positions used economically to hedge a portion of the economic value of PPL’s generation assets, full-requirement sales contracts and retail activities. This economic value is subject to changes in fair value due to market price volatility of the input and output commodities (e.g., fuel and power) prior to the delivery period that was hedged. Also included in energy-related economic activity is the ineffective portion of qualifying cash flow hedges, the monetization of certain full-requirement sales contracts and premium amortization associated with options. This economic activity is deferred, with the exception of the full-requirement sales contracts that were monetized, and included in earnings from ongoing operations over the delivery period of the item that was hedged or upon realization. Management believes that adjusting for such amounts provides a better matching of earnings from ongoing operations to the actual amounts settled for PPL’s underlying hedged assets. Please refer to the Notes to the Consolidated Financial Statements and MD&A in PPL Corporation’s periodic filings with the Securities and Exchange Commission for additional information on energy-related economic activity.

Statements contained in this news release, including statements with respect to future earnings, cash flows, financing, regulation and corporate strategy, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather conditions affecting customer energy usage and operating costs; competition in power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities; the length of scheduled and unscheduled outages at our plants; environmental conditions and requirements and the related costs of compliance, including environmental capital expenditures and emission allowance and other expenses; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset or business acquisitions and dispositions, and PPL Corporation’s ability to realize the expected benefits from acquired businesses, including the 2010 acquisition of Louisville Gas and Electric Company and Kentucky Utilities Company and the 2011 acquisition of the Central Networks electricity distribution businesses in the U.K.; any impact of hurricanes or other severe weather on our business, including any impact on fuel prices; receipt of necessary government permits, approvals, rate relief and regulatory cost recovery; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries; the outcome of litigation against PPL Corporation and its subsidiaries; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; political, regulatory or economic conditions in states, regions or countries where PPL Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual terrorism or war or other hostilities; foreign exchange rates; new state, federal or foreign legislation, including new tax legislation; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.

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Note to Editors: Visit PPL’s media website at www.pplnewsroom.com for additional news and background about PPL Corporation and its subsidiaries.

PPL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL INFORMATION (a)

Condensed Consolidated Balance Sheets (Unaudited)
(Millions of Dollars)

	June 30,	December 31,
	2012	2011
Assets
Cash and cash equivalents	$981	$1,202
Price risk management assets - current	2,483	2,548
Other current assets	2,687	2,676
Investments	749	718
Property, Plant and Equipment
Regulated utility plant	23,584	22,994
Less: Accumulated depreciation - regulated utility plant	3,813	3,534
Regulated utility plant, net	19,771	19,460
Non-regulated property, plant and equipment	12,380	11,608
Less: Accumulated depreciation - non-regulated property, plant and equipment	5,762	5,676
Non-regulated property, plant and equipment, net	6,618	5,932
Construction work in progress	1,880	1,874
Property, Plant and Equipment, net	28,269	27,266
Regulatory assets - noncurrent	1,335	1,349
Goodwill and other intangibles	4,945	5,179
Price risk management assets - noncurrent	1,112	920
Other noncurrent assets	947	790
Total Assets	$43,508	$42,648

Liabilities and Equity
Short-term debt	$889	$578
Accounts payable	1,037	1,214
Price risk management liabilities - current	1,595	1,570
Other current liabilities	1,797	1,893
Long-term debt - noncurrent	18,698	17,993
Deferred income taxes and investment tax credits	3,943	3,611
Price risk management liabilities - noncurrent	1,016	840
Accrued pension obligations	1,093	1,313
Regulatory liabilities - noncurrent	1,003	1,010
Other noncurrent liabilities	1,457	1,530
Common stock and additional paid-in capital	6,892	6,819
Earnings reinvested	5,190	4,797
Accumulated other comprehensive loss	(1,120)	(788)
Noncontrolling interests	18	268
Total Liabilities and Equity	$43,508	$42,648

(a)
The Financial Statements in this news release have been condensed and summarized for purposes of this presentation.  Please refer to PPL Corporation’s periodic filings with the Securities and Exchange Commission for full financial statements, including note disclosure.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income (Unaudited)
(Millions of Dollars, Except Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012 (a)	2011 (a)	2012 (a)	2011 (a)

Operating Revenues
Utility	$1,605	$1,484	$3,319	$3,020
Unregulated retail electric and gas (b)	179	181	402	328
Wholesale energy marketing
Realized	1,083	732	2,291	1,770
Unrealized economic activity (b)	(458)	(44)	394	13
Net energy trading margins	10	10	18	21
Energy-related businesses	130	126	237	247
Total Operating Revenues	2,549	2,489	6,661	5,399
Operating Expenses
Operation
Fuel (b)	411	414	835	889
Energy purchases
Realized	787	434	1,670	1,105
Unrealized economic activity (b)	(442)	(109)	149	(127)
Other operation and maintenance	739	723	1,445	1,306
Depreciation	271	237	535	445
Taxes, other than income	87	75	178	148
Energy-related businesses	124	120	226	233
Total Operating Expenses	1,977	1,894	5,038	3,999
Operating Income	572	595	1,623	1,400
Other Income (Expense) - net	30	(34)	13	(39)
Other-Than-Temporary Impairments	1		1	1
Interest Expense	236	264	466	438
Income from Continuing Operations Before Income Taxes	365	297	1,169	922
Income Taxes	88	96	347	319
Income from Continuing Operations After Income Taxes	277	201	822	603
Income (Loss) from Discontinued Operations (net of income taxes)	(6)	(1)	(6)	2
Net Income	271	200	816	605
Net Income Attributable to Noncontrolling Interests		4	4	8
Net Income Attributable to PPL Corporation	$271	$196	$812	$597

Amounts Attributable to PPL Corporation:
Income from Continuing Operations After Income Taxes	$277	$197	$818	$595
Income (Loss) from Discontinued Operations (net of income taxes)	(6)	(1)	(6)	2
Net Income	$271	$196	$812	$597

Earnings Per Share of Common Stock - Basic
Net Income Available to PPL Corporation Common Shareowners	$0.46	$0.35	$1.39	$1.14

Earnings Per Share of Common Stock - Diluted (c)
Earnings from Ongoing Operations	$0.51	$0.45	$1.21	$1.26
Special Items	(0.05)	(0.10)	0.18	(0.12)
Net Income Available to PPL Corporation Common Shareowners	$0.46	$0.35	$1.39	$1.14

Weighted-Average Shares of Common Stock Outstanding
(in thousands)
Basic	579,881	561,652	579,462	522,897
Diluted	580,593	562,019	580,062	523,184

(a)	The results of operations for 2012 are not comparable with 2011 due to the April 2011 acquisition of WPD Midlands. The results for WPD Midlands are recorded on a one-month lag.
(b)	Includes activity from energy-related contracts that hedge future cash flows that were not eligible for hedge accounting, or for which hedge accounting was not elected.
(c)	Earnings in 2012 and 2011 were impacted by several special items, as described in the text and tables of this news release. Earnings from ongoing operations excludes the impact of these special items.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited)
(Millions of Dollars)

	Six Months Ended June 30,
	2012 (a)	2011 (a)
Cash Flows from Operating Activities
Net income	$816	$605
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	535	446
Amortization	88	126
Defined benefit plans - expense	84	71
Deferred income taxes and investment tax credits	364	337
Unrealized (gains) losses on derivatives, and other hedging activities	(209)	(165)
Other	25	67
Change in current assets and current liabilities
Counterparty collateral	57	(258)
Other	(259)	173
Other operating activities
Defined benefit plans - funding	(493)	(550)
Other	(61)	(38)
Net cash provided by operating activities	947	814
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(1,309)	(1,003)
Proceeds from the sale of certain non-core generation facilities		381
Acquisition of Ironwood, net of cash acquired	(84)
Acquisition of WPD Midlands		(5,763)
Other investing activities	40	86
Net cash used in investing activities	(1,353)	(6,299)
Cash Flows from Financing Activities
Issuance of long-term debt	575	4,350
Issuance of common stock	35	2,266
Payment of common stock dividends	(413)	(340)
Redemption of preference stock of a subsidiary	(250)
Net increase (decrease) in short-term debt	311	(321)
Other financing activities	(67)	(108)
Net cash provided by financing activities	191	5,847
Effect of Exchange Rates on Cash and Cash Equivalents	(6)	(18)
Net Increase (Decrease) in Cash and Cash Equivalents	(221)	344
Cash and Cash Equivalents at Beginning of Period	1,202	925
Cash and Cash Equivalents at End of Period	$981	$1,269

(a)	The cash flows for 2012 are not comparable with 2011 due to the April 2011 acquisition of WPD Midlands. The results for WPD Midlands are recorded on a one-month lag.

Key Indicators (Unaudited)

					12 Months Ended
					June 30,
Financial					2012	2011

Dividends declared per share					$ 1.42	$ 1.40
Book value per share (a)					$ 18.89	$ 18.45
Market price per share (a)					$ 27.81	$ 27.83
Dividend yield (a)					5.1%	5.0%
Dividend payout ratio (b)					48%	59%
Dividend payout ratio - earnings from ongoing operations (b)(c)					53%	50%
Price/earnings ratio (a)(b)					9.5	11.7
Price/earnings ratio - earnings from ongoing operations (a)(b)(c)					10.4	9.9
Return on average common equity					15.63%	13.59%
Return on average common equity - earnings from ongoing operations (c)					14.23%	16.10%

(a) End of period.
(b) Based on diluted earnings per share.
(c) Calculated using earnings from ongoing operations, which excludes the impact of special items, as described in the text and tables of this news release.

Operating - Domestic & International Electricity Sales (Unaudited)

	3 Months Ended June 30,			6 Months Ended June 30,
			Percent			Percent
(GWh)	2012	2011	Change	2012	2011	Change

Domestic Retail Delivered
PPL Electric Utilities (a)	8,328	8,670	(3.9%)	17,696	18,628	(5.0%)
LKE	7,583	7,261	4.4%	15,088	15,193	(0.7%)
Total	15,911	15,931	(0.1%)	32,784	33,821	(3.1%)

Domestic Retail Supplied (b)
PPL EnergyPlus	2,684	2,203	21.8%	5,386	4,148	29.8%
LKE	7,583	7,261	4.4%	15,088	15,193	(0.7%)
Total	10,267	9,464	8.5%	20,474	19,341	5.9%

International Delivered
United Kingdom (c)	18,981	13,780	37.7%	40,404	21,325	89.5%

Domestic Wholesale
PPL EnergyPlus - East	8,911	10,130	(12.0%)	21,329	24,255	(12.1%)
PPL EnergyPlus - West	1,531	2,333	(34.4%)	3,449	4,841	(28.8%)
LKE (d)	512	756	(32.3%)	1,101	1,705	(35.4%)
Total	10,954	13,219	(17.1%)	25,879	30,801	(16.0%)

(a) Prior period volumes were restated to include unbilled volumes.
(b) Represents GWh supplied by PPL EnergyPlus to PPL Electric Utilities as PLR, and to other retail customers in Pennsylvania, New
Jersey, Montana, Delaware and Maryland. Also includes GWh supplied by LKE to retail customers in Kentucky, Virginia and Tennessee.
(c) 2012 includes 12,593 GWh and 26,896 GWh delivered by WPD Midlands for the three and six-month periods, whereas 7,262 GWh are included in the 2011 periods as the acquisition occurred April 1, 2011. Sales volumes for WPD operations are reported on a one-month lag.
(d) Represents FERC-regulated municipal and unregulated off-system sales.

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings
(After Tax)
(Unaudited)

2nd Quarter 2012	(millions of dollars)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total

Earnings from Ongoing Operations	$39	$180	$29	$50	$298
Special Items:
Adjusted energy-related economic activity, net				(32)	(32)
Foreign currency-related economic hedges		16			16
Acquisition-related adjustments:
WPD Midlands
Separation benefits		(4)			(4)
Other acquisition-related adjustments		4			4
Other:
LKE discontinued operations	(5)				(5)
Wholesale supply cost reimbursement				1	1
Coal contract modification payments				(7)	(7)
Total Special Items	(5)	16		(38)	(27)
Reported Earnings	$34	$196	$29	$12	$271

	(per share - diluted)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total

Earnings from Ongoing Operations	$0.07	$0.31	$0.05	$0.08	$0.51
Special Items:
Adjusted energy-related economic activity, net				(0.05)	(0.05)
Foreign currency-related economic hedges		0.02			0.02
Acquisition-related adjustments:
WPD Midlands
Separation benefits		(0.01)			(0.01)
Other acquisition-related adjustments		0.01			0.01
Other:
LKE discontinued operations	(0.01)				(0.01)
Coal contract modification payments				(0.01)	(0.01)
Total Special Items	(0.01)	0.02		(0.06)	(0.05)
Reported Earnings	$0.06	$0.33	$0.05	$0.02	$0.46

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings
(After Tax)
(Unaudited)

Year-to-Date June 30, 2012	(millions of dollars)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total

Earnings from Ongoing Operations	$77	$363	$62	$205	$707
Special Items:
Adjusted energy-related economic activity, net				118	118
Foreign currency-related economic hedges		2			2
Impairments:
Adjustments - nuclear decommissioning trust investments				1	1
Acquisition-related adjustments:
WPD Midlands
Separation benefits		(8)			(8)
Other acquisition-related adjustments		4			4
LKE
Net operating loss carryforward and other tax related adjustments	4				4
Other:
LKE discontinued operations	(5)				(5)
Counterparty bankruptcy				(6)	(6)
Wholesale supply cost reimbursement				1	1
Ash basin leak remediation adjustment				1	1
Coal contract modification payments				(7)	(7)
Total Special Items	(1)	(2)		108	105
Reported Earnings	$76	$361	$62	$313	$812

	(per share - diluted)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total

Earnings from Ongoing Operations	$0.13	$0.62	$0.11	$0.35	$1.21
Special Items:
Adjusted energy-related economic activity, net				0.20	0.20
Acquisition-related adjustments:
WPD Midlands
Separation benefits		(0.01)			(0.01)
Other acquisition-related adjustments		0.01			0.01
LKE
Net operating loss carryforward and other tax related adjustments	0.01				0.01
Other:
LKE discontinued operations	(0.01)				(0.01)
Counterparty bankruptcy				(0.01)	(0.01)
Coal contract modification payments				(0.01)	(0.01)
Total Special Items				0.18	0.18
Reported Earnings	$0.13	$0.62	$0.11	$0.53	$1.39

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings
(After Tax)
(Unaudited)

2nd Quarter 2011	(millions of dollars)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total

Earnings from Ongoing Operations	$31	$118	$36	$68	$253
Special Items:
Adjusted energy-related economic activity, net				(3)	(3)
Foreign currency-related economic hedges		1			1
Acquisition-related adjustments:
WPD Midlands
2011 Bridge Facility costs		(25)			(25)
Foreign currency loss on 2011 Bridge Facility		(39)			(39)
Net hedge gains		43			43
Hedge ineffectiveness		(9)			(9)
U.K. stamp duty tax		(21)			(21)
Separation benefits		(4)			(4)
Other acquisition-related adjustments		(26)			(26)
LKE
Sale of certain non-core generation facilities				(2)	(2)
Other:
Montana hydroelectric litigation				(1)	(1)
Litigation settlement - spent nuclear fuel storage				29	29
Total Special Items		(80)		23	(57)
Reported Earnings	$31	$38	$36	$91	$196

	(per share - diluted)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total

Earnings from Ongoing Operations	$0.06	$0.21	$0.06	$0.12	$0.45
Special Items:
Adjusted energy-related economic activity, net				(0.01)	(0.01)
Acquisition-related adjustments:
WPD Midlands
2011 Bridge Facility costs		(0.04)			(0.04)
Foreign currency loss on 2011 Bridge Facility		(0.07)			(0.07)
Net hedge gains		0.08			0.08
Hedge ineffectiveness		(0.02)			(0.02)
U.K. stamp duty tax		(0.04)			(0.04)
Separation benefits		(0.01)			(0.01)
Other acquisition-related adjustments		(0.04)			(0.04)
Other:
Litigation settlement - spent nuclear fuel storage				0.05	0.05
Total Special Items		(0.14)		0.04	(0.10)
Reported Earnings	$0.06	$0.07	$0.06	$0.16	$0.35

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings
(After Tax)
(Unaudited)

Year-to-Date June 30, 2011	(millions of dollars)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total

Earnings from Ongoing Operations	$106	$193	$88	$273	$660
Special Items:
Adjusted energy-related economic activity, net				14	14
Impairments:
Emission allowances				(1)	(1)
Renewable energy credits				(2)	(2)
Adjustments - nuclear decommissioning trust investments				1	1
Acquisition-related adjustments:
WPD Midlands
2011 Bridge Facility costs		(30)			(30)
Foreign currency loss on 2011 Bridge Facility		(39)			(39)
Net hedge gains		39			39
Hedge ineffectiveness		(9)			(9)
U.K. stamp duty tax		(21)			(21)
Separation benefits		(4)			(4)
Other acquisition-related adjustments		(36)			(36)
LKE
Sale of certain non-core generation facilities				(3)	(3)
Other:
Montana hydroelectric litigation				(1)	(1)
Litigation settlement - spent nuclear fuel storage				29	29
Total Special Items		(100)		37	(63)
Reported Earnings	$106	$93	$88	$310	$597

	(per share - diluted)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total

Earnings from Ongoing Operations	$0.20	$0.37	$0.17	$0.52	$1.26
Special Items:
Adjusted energy-related economic activity, net				0.01	0.01
Acquisition-related adjustments:
WPD Midlands
2011 Bridge Facility costs		(0.06)			(0.06)
Foreign currency loss on 2011 Bridge Facility		(0.07)			(0.07)
Net hedge gains		0.08			0.08
Hedge ineffectiveness		(0.02)			(0.02)
U.K. stamp duty tax		(0.04)			(0.04)
Separation benefits		(0.01)			(0.01)
Other acquisition-related adjustments		(0.07)			(0.07)
Other:
Litigation settlement - spent nuclear fuel storage				0.06	0.06
Total Special Items		(0.19)		0.07	(0.12)
Reported Earnings	$0.20	$0.18	$0.17	$0.59	$1.14